As filed with the Securities and Exchange Commission on March 13, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2006


                           W. R. BERKLEY CORPORATION
                           -------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                         1-15202                22-1867895
--------------                  -------------------     ----------------
State or other jurisdiction      (Commission File        (IRS Employer
of incorporation)                   Number)           Identification No.)


                     475 Steamboat Road, Greenwich, CT           06830
                   ------------------------------------        ----------
               (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number, including area code: (203) 629-3000
                                                           --------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On March 7, 2006, the Compensation and Stock Option Committee of the Board of Directors of W. R. Berkley Corporation (the "Company") approved the incentive bonus structure for William R. Berkley, the Company's Chairman of the Board and Chief Executive Officer, and for W. Robert Berkley, Jr., the Company's Executive Vice President, for the year 2006 pursuant to the terms of the Company's Annual Incentive Compensation Plan (the "Plan") that was adopted by the Company and approved by its stockholders in 2002. One measure of the maximum incentive award allowed under the Plan, which has remained unchanged since the Plan's inception, is 5% of the Company's earnings before income taxes (calculated as set forth in the Plan).

     William R. Berkley's 2006 annual incentive bonus was set at 80% of such maximum amount and W. Robert Berkley, Jr.'s 2006 annual incentive bonus was set at 20% of such maximum amount, subject in each case to the Committee's negative discretion based on certain factors (return on equity and such others, including, but not limited to, earnings per share, combined ratio, and qualitative objectives) to determine their actual bonus awards.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                W. R. BERKLEY CORPORATION


                                By:  /s/ Eugene G. Ballard
                                     -------------------------------------------
                                     Name:  Eugene G. Ballard
                                     Title: Senior Vice President,
                                            Chief Financial Officer
                                            and Treasurer

Date:  March 13, 2006